Exhibit 10.3

AMENDMENT TO EQUITY CAPITAL CONTRIBUTION AGREEMENT

This AMENDMENT TO EQUITY CAPITAL CONTRIBUTION AGREEMENT (this “Amendment”), dated as of October 29, 2021, is entered into by and between Panther Creek Reclamation Holdings LLC, a Delaware limited liability company (“Seller”), and Stronghold Digital Mining Holdings LLC, a Delaware limited liability company (“Buyer”). Seller and Buyer may be referred to collectively as the “Parties” or individually as a “Party”. Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the ECCA (as hereinafter defined).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Equity Capital Contribution Agreement dated as of July 9, 2021 (as may be amended, restated, supplemented or otherwise modified from time to time, the “ECCA”); and

WHEREAS, the Parties desire to revise a provision of the ECCA as detailed below.

NOW, THEREFORE, for and in consideration of the mutual promises contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

ARTICLE I
AGREEMENT AND aMENDMENTS

1.1Amendments to the ECCA.  Each Party agrees that the ECCA is hereby amended as follows: Section 8.1(b) of the ECCA is hereby amended by deleting “October 31, 2021” and replacing it with “November 5, 2021”.

ARTICLE II
RATIFICATION

2.1Ratification.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the ECCA, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the ECCA, and all Exhibits and Schedules thereto, are ratified and confirmed and shall continue in full force and effect. Seller and Buyer agree that the ECCA, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with its terms.

ARTICLE III
MISCELLANEOUS PROVISIONS

3.1Reference to ECCA.  The ECCA and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms of the ECCA, as amended hereby, are hereby amended so that any reference in the ECCA and such other documents to the ECCA shall mean a reference to the ECCA as amended hereby.

3.2Entire Agreement.  This Amendment, the ECCA, the Exhibits and Schedules to the ECCA, and the other Transaction Documents collectively constitute the entire agreement between the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

3.4Incorporation.  The provisions of the following Sections of the ECCA are hereby incorporated into this Agreement, mutatis mutandis: Sections 1.2 (Rules of Construction), 6.6 (Release and Waiver), 9.5 (Certain Limitations), 10.2 (Amendments and Waivers), 10.3 (Notices), 10.4 (Governing Law), 10.5 (Dispute Resolution; Waiver of Jury Trial), 10.6 (Severability), 10.8 (Rights of Third Parties) and 10.9 (Counterparts).

[Signature pages follow.]

In witness whereof, the Parties have executed this Amendment as of the date first set forth above.

STRONGHOLD DIGITAL MINING HOLDINGS LLC

BY: STRONGHOLD DIGITAL MINING, INC., ITS MANAGING MEMBER

By:	/s/ Gregory A. Beard

Name: Gregory A. Beard
Title: Chief Executive Officer

Signature Page to Amendment to Equity Capital Contribution Agreement

PANTHER CREEK RECLAMATION HOLDINGS, LLC

By:	/s/ Sean P. Lane

Name: Sean P. Lane
Title: Authorized Representative

Signature Page to Amendment to Equity Capital Contribution Agreement